Blue Owl Capital Inc. Third Quarter 2026 Earnings October 29, 2026

2 About Blue Owl Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives®. With $330 billion in assets under management as of September 30, 2026, we invest across three multi-strategy platforms: Credit, Real Assets and GP Strategic Capital. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional investors, individual investors, and insurance companies differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation. Together with approximately 1,430 experienced professionals globally, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com. Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this presentation, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geopolitical and competitive factors. The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website, its corporate X account (@BlueOwlCapital or www.x.com/BlueOwlCapital) and its corporate LinkedIn account (www.linkedin.com/company/blue-owl-capital) to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com), any alerts and social media channels. Blue Owl undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Disclosures

3 Disclosures Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and reconciled to the most directly comparable GAAP measures. Exact Net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the impact of inflation and rising interest rates, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the “Defined Terms” slides in the appendix. Throughout this presentation, all current period amounts are preliminary and unaudited, “LTM” refers to the last twelve months, “nm” indicates data has not been presented as it was deemed not meaningful, and “KPIs” refers to key performance indicators. Totals may not sum due to rounding. Important Notice No representations or warranties, express or implied, are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make such other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Fitch, Moody’s and Standard & Poor’s Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Copyright© Blue Owl Capital Inc. 2026. All rights reserved.

Blue Owl Overview

With $330 billion of assets under management, Blue Owl is a leading asset manager that is redefining alternatives®.

Investment Platforms

Credit

- Financing partner of choice for private companies across the direct lending and alternative credit markets
- Demonstrated ability to source proprietary investment opportunities with $204 billion in gross direct lending originations since inception
- Complementary Credit strategies include Investment Grade Credit, Alternative Credit, Liquid Credit, Healthcare Opportunities, and Strategic Equity

Real Assets

- Flexible and bespoke capital solutions to investment grade and creditworthy tenants, borrowers and hyperscalers
- Ability to invest up and down the capital structure, in public and private investments, at varying costs of capital
- A leader in net lease; demonstrated performance across market cycles has led to robust support and repeat business from industry-leading partners

GP Strategic Capital

- Provides innovative minority equity and financing solutions to private capital managers
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 105 equity and debt transactions since inception

$162.8B	Assets Under Management
845+	Direct Lending Deals Closed
160+	Unique Sponsors Closed Deals in Direct Lending Since Inception

$94.9B	Assets Under Management
6,095+	Properties Owned
880+	Tenant Relationships/ Partnerships

$72.2B	Assets Under Management
87%	Market Share for GP Minority Stakes Deals $600 Million+ Since Inception
75+	Partnerships Since Inception

As of September 30, 2026. Past performance is not a guarantee of future results.

4

5 AUM Growth and Diversification 3.5x AUM and Meaningfully Diversified Since 2021 Direct Lending, 42% Net Lease, 16% GP Strategic Capital, 42% Direct Lending, 35% Alternative Credit, 5% IG Credit, 6% Liquid/ Other Credit, 3% Net Lease, 17% Digital Infrastructure, 6% Real Estate Credit, 6% GP Strategic Capital, 22% 4Q’21 AUM $94 billion 3Q'26 AUM $330 billion

6 Third Quarter 2026 Highlights Financial Results • GAAP Net Income of $20.0 million, or $0.03 per basic and $0.03 per diluted Class A Share • Fee-Related Earnings of $427.5 million, or $0.27 per Adjusted Share • Distributable Earnings of $385.5 million, or $0.24 per Adjusted Share Capital Metrics • AUM of $329.9 billion, up 12% since September 30, 2025 ◦ FPAUM of $192.2 billion, up 5% since September 30, 2025 ◦ Permanent Capital of $227.8 billion, up 7% since September 30, 2025 ◦ AUM Not Yet Paying Fees of $36.3 billion, reflecting expected annual FRE management fees of approximately $402 million once deployed • New Capital Commitments Raised of $12.6 billion ($10.2 billion new equity capital) in the quarter • FPAUM Raised and Deployed of $4.0 billion in the quarter Corporate For information on and reconciliation of the Company's non-GAAP measures, please see slides 30 to 34. • Annual Dividend of $0.92 per Class A Share announced for 2026 ◦ Dividend of $0.23 per Class A Share declared for the quarter • Issued 10-year unsecured debt in August of $750 million due 2036 with 6.750% coupon • Increased Capacity of the Revolving Credit Facility in October by $725 million to $3.225 billion and extended the maturity to 2031

GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 3Q'26	3Q'25	% Change	Last Twelve Months 3Q'26	3Q'25	% Change
GAAP Revenues						
Management Fees[(1)]	$ 678,306	$ 648,107	5%	$ 2,660,899	$ 2,432,765	9%
Administrative, Transaction and Other Fees	136,654	82,147	66%	421,457	303,568	39%
Fee Offsets[(2)]	(8,726)	(2,452)	256%	(39,123)	(2,452)	nm
Total Management and Other Fees, Net	806,234	727,802	11%	3,043,233	2,733,881	11%
Performance Revenues	297	188	58%	25,757	12,062	114%
GAAP Revenues	**806,531**	**727,990**	**11%**	**3,068,990**	**2,745,943**	**12%**
GAAP Expenses						
Compensation and Benefits	387,805	341,374	14%	1,436,513	1,288,096	12%
Amortization of Intangible Assets	86,287	92,652	(7%)	343,658	348,250	(1%)
General, Administrative and Other Expenses	184,678	181,288	2%	748,160	681,515	10%
GAAP Expenses	**658,770**	**615,314**	**7%**	**2,528,331**	**2,317,861**	**9%**
GAAP Results						
GAAP Net Income Attributable to Blue Owl Capital Inc.	**19,959**	**6,310**	**216%**	**94,561**	**51,909**	**82%**
Earnings per Class A Share						
Basic	$ 0.03	$ 0.01				
Diluted	$ 0.03	$ 0.01				
Supplemental Information						
GAAP Margin	11.7%	7.6%		14.0%	9.3%	
Management Fees as % from Permanent Capital	85%	86%		85%	85%	

Note 1. Includes Part I Fees of $142,088, $150,441, $563,949 and $558,542 for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively, and includes $0, $2,669, $14,831 and $19,523 of catch-up fees for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively.
Note 2. Fee Offsets refers to management fee offsets as a result of amortization of incentives paid to certain investors in our products. 3Q'26 LTM includes Fee Offsets of $(8,726), $(11,068), $(10,872) and $(8,457) for 3Q'26, 2Q'26, 1Q'26 and 4Q'25, respectively.

7

8 Historical Trends (GAAP) • GAAP Management Fees of $2,660.9 million for the last twelve months, increased 9% compared to prior year • GAAP Consolidated Net Income of $371.2 million for the last twelve months, compared to $225.8 million in the prior year • GAAP Net Income Attributable to Class A Shares of $94.6 million for the last twelve months, compared to $51.9 million in the prior year GAAP Management Fees Net Income Attributable to Class A SharesConsolidated Net Income (dollars in millions) (dollars in millions) (dollars in millions) $648.1 $678.3 $2,432.8 $2,660.9 3Q’25 3Q’26 3Q'25 LTM 3Q'26 LTM $6.3 $20.0 $51.9 $94.6 3Q’25 3Q’26 3Q'25 LTM 3Q'26 LTM $47.4 $80.2 $225.8 $371.2 3Q’25 3Q’26 3Q'25 LTM 3Q'26 LTM

9 3Q'26 - LTM Earnings Growth 12% Growth 15% Growth 14% Growth $2,548.9 $2,847.5 3Q’25 LTM 3Q’26 LTM $1,241.7 $1,411.8 3Q’25 LTM 3Q’26 LTM $1,420.2 $1,629.9 3Q’25 LTM 3Q’26 LTM FRE DEFRE Revenues For information on and reconciliation of the Company's non-GAAP measures, please see slides 30 to 34. (dollars in millions) (dollars in millions)(dollars in millions)

Non-GAAP Results

(dollars in thousands, except per share data)	Quarter Ended 3Q'26	3Q'25	% Change	Last Twelve Months 3Q'26	3Q'25	% Change
FRE Revenues						
FRE Management Fees[1]	689,955	659,151	5%	2,705,679	2,443,506	11%
FRE Administrative, Transaction and Other Fees	71,073	30,110	136%	163,413	99,331	65%
Fee Offsets[2]	(8,726)	(2,452)	256%	(39,123)	(2,452)	nm
Total FRE Management and Other Fees, Net	752,302	686,809	10%	2,829,969	2,540,385	11%
FRE Performance Revenues	297	188	58%	17,546	8,536	106%
FRE Revenues	**752,599**	**686,997**	**10%**	**2,847,515**	**2,548,921**	**12%**
FRE Expenses						
FRE Compensation and Benefits	216,270	208,163	4%	792,534	747,120	6%
FRE General, Administrative and Other Expenses	93,776	86,587	8%	365,916	335,745	9%
FRE Expenses	**310,046**	**294,750**	**5%**	**1,158,450**	**1,082,865**	**7%**
Fee-Related Earnings	**427,457**	**376,175**	**14%**	**1,629,890**	**1,420,240**	**15%**
Distributable Earnings	**385,460**	**341,002**	**13%**	**1,411,782**	**1,241,709**	**14%**
Adjusted Per Share Information						
Fee-Related Earnings per Adjusted Share	$ 0.27	$ 0.24				
Distributable Earnings per Adjusted Share	$ 0.24	$ 0.22				
Supplemental Information						
FRE Margin	58.8%	57.1%		59.3%	57.5%	
FRE Management Fees as % from Permanent Capital	85%	86%		85%	86%	

For information on and reconciliation of the Company's non-GAAP measures, please see slides 30 to 34.

Note 1. Includes Part I Fees of $142,088, $150,441, $563,949 and $558,542 for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively, and includes $0, $2,669, $14,831 and $19,523 of catch-up fees for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively.

Note 2. Fee Offsets refers to management fee offsets as a result of amortization of incentives paid to certain investors in our products. 3Q'26 LTM includes Fee Offsets of $(8,726), $(11,068), $(10,872) and $(8,457) for 3Q'26, 2Q'26, 1Q'26 and 4Q'25, respectively.

10

11 Historical Trends (Non-GAAP) • FRE Management Fees of $2,705.7 million for the last twelve months, increased 11% compared to prior year • Fee-Related Earnings of $1,629.9 million for the last twelve months, increased 15% compared to prior year • Distributable Earnings of $1,411.8 million for the last twelve months, increased 14% compared to prior year FRE Management Fees Distributable EarningsFee-Related Earnings (dollars in millions) (dollars in millions) (dollars in millions) $341.0 $385.5 $1,241.7 $1,411.8 3Q’25 3Q’26 3Q'25 LTM 3Q'26 LTM $376.2 $427.5 $1,420.2 $1,629.9 3Q’25 3Q’26 3Q'25 LTM 3Q'26 LTM $659.2 $690.0 $2,443.5 $2,705.7 3Q’25 3Q’26 3Q'25 LTM 3Q'26 LTM For information on and reconciliation of the Company's non-GAAP measures, please see slides 30 to 34.

12 Assets Under Management • AUM of $329.9 billion, increased 12% since September 30, 2025 ◦ The increase was primarily driven by capital raised and appreciation across the business, partially offset by distributions and redemptions • FPAUM of $192.2 billion, increased 5% since September 30, 2025 ◦ The increase was primarily driven by capital raised across the business and deployment in Credit, partially offset by distributions and redemptions • Permanent Capital of $227.8 billion, increased 7% since September 30, 2025 ◦ Permanent Capital generated 85% of FRE management fees during the last twelve months • AUM Not Yet Paying Fees totaled $36.3 billion, reflecting expected annual FRE management fees of approximately $402 million once deployed AUM Fee-Paying AUM Permanent Capital Credit GP Strategic CapitalReal Assets (dollars in billions) (dollars in billions) (dollars in billions) $295.6 $329.9 $152.1 $162.8 $74.7 $94.9 $68.8 $72.2 3Q’25 3Q’26 $183.8 $192.2 $97.3 $97.0 $46.3 $53.8 $40.2 $41.3 3Q’25 3Q’26 $213.8 $227.8 $120.2 $120.9 $25.2 $35.4 $68.3 $71.5 3Q’25 3Q’26

Fundraising

- **New Capital Commitments Raised** of $12.6 billion in the quarter
  - New Capital Commitments Raised of $48.8 billion during the last twelve months
- **Total Equity Fundraise** of $10.2 billion during the quarter was driven by $5.6 billion in Credit, $4.0 billion in Real Assets and $0.6 billion in GP Strategic Capital
  - Total Equity Fundraise of $38.8 billion during the last twelve months
- **Private Wealth Equity Fundraise** of $1.9 billion during the quarter was primarily driven by net lease and direct lending
  - Private Wealth Equity Fundraise of $11.4 billion during the last twelve months
- **Institutional Equity Fundraise** of $8.3 billion during the quarter was primarily driven by investment grade credit, direct lending, real estate credit, alternative credit, net lease and digital infrastructure
  - Institutional Equity Fundraise of $27.4 billion during the last twelve months

Total Equity Fundraise



(dollars in billions)
$11.2
$2.7
$3.0
$5.6
$10.2
$0.6
$4.0
$5.6
$39.5
$7.0
$12.8
$19.7
$38.8
$3.5
$18.6
$16.8
3Q'25
3Q'26
3Q'25 LTM
3Q'26 LTM
Credit
Real Assets
GP Strategic Capital

3Q'26 Highlights

Credit:

- Investment grade credit products raised $2.3 billion
- Raised $1.8 billion in direct lending products
- Raised $1.1 billion in alternative credit products
- Incremental raise of $0.4 billion in liquid credit products

Real Assets:

- Raised $1.3 billion in real estate credit products
- Raised $1.2 billion in our real estate investment trusts in our net lease and digital infrastructure strategies
- Raised $0.8 billion in other digital infrastructure products
- Raised $0.4 billion in our seventh vintage drawdown product in our net lease strategy
- Incremental raise of $0.3 billion in other new and existing products across the platform

GP Strategic Capital:

- Raised $0.1 billion in our large cap minority equity stakes strategy
- Incremental raise of $0.5 billion in other new and existing products across the platform

13

Credit Platform

- **AUM** of $162.8 billion, increased 7% since September 30, 2025
  - The increase was primarily driven by capital raised in products from the direct lending, alternative credit and investment grade credit strategies, partially offset by distributions and redemptions in the direct lending strategy
- **FPAUM** of $97.0 billion remained relatively unchanged since September 30, 2025
  - Capital raised in products from the direct lending and alternative credit strategies, and deployment across the platform were the primary positive contributors, offset by distributions and redemptions primarily in the direct lending strategy
- **Direct Lending Originations** during the quarter were $5.2 billion with net deployment of $(0.3) billion
  - Direct Lending Originations for the last twelve months were $27.6 billion with net deployment of $3.0 billion
- **AUM Not Yet Paying Fees** totaled $21.9 billion, reflecting expected annual FRE management fees of approximately $249 million once deployed

AUM

(dollars in billions)


$152.1
$162.8
3Q'25
3Q'26

Fee-Paying AUM

(dollars in billions)


$97.3
$97.0
3Q'25
3Q'26

Platform Performance

Gross Returns	3Q'26	3Q'26 LTM
Direct Lending[1]	3.9%	9.3%
Alternative Credit[1]	2.9%	10.3%

Note 1. Gross and net returns are represented by a composite comprised of certain Credit products within the direct lending and alternative credit investment strategies. The composite excludes products that have been deploying capital for less than two years as such information is generally not meaningful. The net returns for the aforementioned direct lending strategy were 3.0% and 5.7% for 3Q'26 and 3Q'26 LTM, respectively. The net returns for the aforementioned alternative credit strategy were 2.3% and 7.9% for 3Q'26 and 3Q'26 LTM, respectively. Past performance is not a guarantee of future results.

14

Real Assets Platform

- **AUM** of $94.9 billion, increased 27% since September 30, 2025
  - The increase was primarily driven by capital raised across the platform, including by our seventh vintage drawdown product and our real estate investment trusts in our net lease and digital infrastructure strategies
- **FPAUM** of $53.8 billion, increased 16% since September 30, 2025
  - The increase was primarily driven by capital raised, including by our real estate investment trusts in our net lease and digital infrastructure strategies
- **AUM Not Yet Paying Fees** totaled $13.4 billion, reflecting expected annual FRE management fees of approximately $142 million once deployed

AUM

(dollars in billions)



$74.7
$94.9
3Q'25
3Q'26

Fee-Paying AUM

(dollars in billions)



$46.3
$53.8
3Q'25
3Q'26

Platform Performance

Gross Returns	3Q'26	3Q'26 LTM
Net Lease[1]	3.0%	12.3%
Real Estate Credit[1]	1.0%	6.4%
Digital Infrastructure[1][2]	5.6%	13.4%

Gross IRR Since Inception as of September 30, 2026	
Net Lease[3]	
Blue Owl Real Estate Fund IV	16.8%
Blue Owl Real Estate Fund V	11.9%
Blue Owl Real Estate Fund VI	22.7%
Digital Infrastructure[2][4]	
Blue Owl Digital Infrastructure Fund II	10.9%
Blue Owl Digital Infrastructure Fund III	28.3%

Note 1. Gross and net returns are represented by a composite comprised of certain Real Assets products within the net lease, real estate credit (excluding insurance) and digital infrastructure investment strategies. The composite excludes products that have been deploying capital for less than two years as such information is generally not meaningful. The net returns for the aforementioned net lease strategy were 2.5% and 9.8% for 3Q'26 and 3Q'26 LTM, respectively. The net returns for the aforementioned real estate credit strategy (excluding insurance) were 0.9% and 6.2% for 3Q'26 and 3Q'26 LTM, respectively. The net returns for the aforementioned digital infrastructure strategy were 4.6% and 10.6% for 3Q'26 and 3Q'26 LTM, respectively. Note 2. Information for these vehicles is presented on a quarter lag. Note 3. Net IRR since inception as of September 30, 2026 for Blue Owl Real Estate Fund IV, Blue Owl Real Estate Fund V and Blue Owl Real Estate Fund VI was 14.5%, 9.3% and 16.7%, respectively. Note 4. Net IRR since inception as of September 30, 2026 for Blue Owl Digital Infrastructure Fund II and Blue Owl Digital Infrastructure Fund III was 8.2% and 17.2%, respectively. Past performance is not a guarantee of future results.

15

GP Strategic Capital Platform

- **AUM** of $72.2 billion, increased 5% since September 30, 2025
  - The increase was primarily driven by capital raised in our minority equity stakes strategy, including our sixth vintage product and a strip sale transaction
- **FPAUM** of $41.3 billion, increased 3% since September 30, 2025
  - The increase was primarily driven by capital raised in our minority equity stakes strategy, including our sixth vintage product and a strip sale transaction
- **AUM Not Yet Paying Fees** totaled $0.9 billion, reflecting expected annual FRE management fees of approximately $11 million once deployed

AUM

(dollars in billions)


$68.8
$72.2
3Q'25
3Q'26

Fee-Paying AUM

(dollars in billions)


$40.2
$41.3
3Q'25
3Q'26

Platform Performance

Gross IRR Since Inception as of September 30, 2026[1]	
Blue Owl GP Stakes III	27.6%
Blue Owl GP Stakes IV	47.0%
Blue Owl GP Stakes V	18.9%

Note 1. Net IRR since inception as of September 30, 2026 for Blue Owl GP Stakes III, Blue Owl GP Stakes IV and Blue Owl GP Stakes V was 21.4%, 30.2% and 7.8%, respectively.
Past performance is not a guarantee of future results.

16

Supplemental Information

18 $214 $2,056 Revolving Credit Facility Cash and Cash Equivalents As of September 30, 2026, the average maturity of the Company's outstanding notes is ~9 years. Note 1. Cost of debt reflects average annual after tax interest rate on notes outstanding, assuming a 22% tax rate. Excludes borrowings under the Revolving Credit Facility. Supplemental Liquidity Metrics Credit Ratings BBB+ Baa2 Fitch Moody's BBB S&P Total Debt ($M) Available Liquidity ($M) 4.1% Cost of Debt(1) $3,693 $1,000 $750 $700 $400 $350 $60 $433 Revolving Credit Facility 2028 Unsecured Notes 2051 Unsecured Notes 2032 Unsecured Notes 2031 Unsecured Notes 2036 Unsecured Notes 2034 Unsecured Notes $2.3B Available Liquidity

19 $192.2 $329.9 $97.0 $21.9 $10.4 $33.5 $162.8 $53.8 $13.4 $24.1 $94.9 $41.3 $7.8 $22.2 $72.2 $36.3 $21.8 $79.7 Credit Real Assets GP Strategic Capital FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation, Leverage and Other AUM As of September 30, 2026, AUM not yet paying fees totaled $36.3 billion, reflecting expected annual management fees of approximately $402 million once deployed. FPAUM to AUM Bridge $3.6 $0.9 (dollars in billions)

AUM and FPAUM Rollforwards

(dollars in millions)	Three Months Ended September 30, 2026 Credit	Real Assets	GP Strategic Capital	Total	Twelve Months Ended September 30, 2026 Credit	Real Assets	GP Strategic Capital	Total
AUM								
Beginning Balance	**$ 158,123**	**$ 89,368**	**$ 71,522**	**$ 319,013**	**$ 152,140**	**$ 74,682**	**$ 68,790**	**$ 295,612**
New capital raised	5,607	3,967	632	10,206	16,755	18,562	3,468	38,785
Change in debt	651	1,743	—	2,394	5,057	4,931	—	9,988
Distributions	(2,245)	(1,506)	(828)	(4,579)	(11,606)	(5,395)	(3,044)	(20,045)
Redemptions[(1)]	(1,072)	(198)	—	(1,270)	(4,916)	(874)	—	(5,790)
Change in value / other	1,716	1,557	879	4,152	5,350	3,025	2,991	11,366
Ending Balance	**$ 162,780**	**$ 94,931**	**$ 72,205**	**$ 329,916**	**$ 162,780**	**$ 94,931**	**$ 72,205**	**$ 329,916**
FPAUM								
Beginning Balance	**$ 97,169**	**$ 52,039**	**$ 41,382**	**$ 190,590**	**$ 97,277**	**$ 46,323**	**$ 40,243**	**$ 183,843**
New capital raised / deployed	1,318	2,403	251	3,972	10,142	11,746	2,899	24,787
Fee basis step down	—	—	—	—	(74)	(1,017)	(1,503)	(2,594)
Distributions	(1,659)	(972)	(310)	(2,941)	(8,483)	(3,590)	(718)	(12,791)
Redemptions[(1)]	(1,072)	(198)	—	(1,270)	(4,916)	(874)	—	(5,790)
Change in value / other	1,289	499	17	1,805	3,099	1,183	419	4,701
Ending Balance	**$ 97,045**	**$ 53,771**	**$ 41,340**	**$ 192,156**	**$ 97,045**	**$ 53,771**	**$ 41,340**	**$ 192,156**

Note 1. Credit redemptions totaled $(1,109), $(1,185) and $(1,550) for 2Q'26, 1Q'26 and 4Q'25, respectively. Real Assets redemptions totaled $(273), $(203) and $(200) for 2Q'26, 1Q'26 and 4Q'25, respectively. There were no redemptions across the GP Strategic Capital platform during the last twelve months ended 3Q'26.

20

21 AUM and FPAUM by Strategy As of September 30, 2026 (dollars in millions) AUM % AUM FPAUM % FPAUM Credit Direct Lending - Non-Traded BDCs 51,332 16% 20,647 11% Direct Lending - Other 65,256 20% 40,314 21% Direct Lending 116,588 35% 60,961 32% Alternative Credit 15,632 5% 9,619 5% Investment Grade Credit 20,453 6% 17,724 9% Liquid Credit 5,963 2% 5,598 3% Other 4,144 1% 3,143 2% Credit $ 162,780 49% $ 97,045 51% Real Assets Net Lease 55,955 17% 25,700 13% Real Estate Credit 18,529 6% 15,266 7% Digital Infrastructure 20,447 6% 12,805 7% Real Assets $ 94,931 29% $ 53,771 27% GP Strategic Capital GP Minority Stakes 67,859 21% 39,087 20% GP Debt Financing 2,944 1% 1,563 1% Professional Sports Minority Stakes 1,402 0% 690 0% GP Strategic Capital $ 72,205 22% $ 41,340 21% Blue Owl $ 329,916 $ 192,156

Product Performance

(dollars in millions)	Year of Inception	AUM	Capital Raised[5]	Invested Capital[6]	Realized Proceeds[7]	Unrealized Value[8]	Total Value	MoIC		IRR	
								Gross[9]	Net[10]	Gross	Net
Credit Platform											
Direct Lending[1]											
Blue Owl Capital Corporation (OBDC)	2016	19,490	7,517	7,517	4,830	7,032	11,862	1.86x	1.58x	13.5%	9.2%
Blue Owl Credit Income Corp. (OCIC)	2020	44,538	24,284	19,138	4,843	18,433	23,276	1.29x	1.22x	11.3%	8.5%
Blue Owl Technology Finance Corp. (OTF)	2018	16,922	7,645	7,645	2,024	7,540	9,564	1.36x	1.25x	11.4%	8.0%
Blue Owl Technology Income Corp. (OTIC)	2022	6,953	4,423	2,857	852	2,701	3,553	1.32x	1.24x	10.5%	7.8%
Alternative Credit											
Blue Owl Asset Special Opportunities Fund VIII[2]	2021	1,673	1,849	1,711	630	1,891	2,521	1.54x	1.47x	16.6%	12.4%
Blue Owl Asset Special Opportunities Fund IX[2]	2024	3,003	2,887	1,951	228	2,103	2,331	1.20x	1.19x	20.8%	16.5%
Real Assets Platform											
Net Lease											
Blue Owl Real Estate Fund IV	2017	568	1,250	1,239	1,565	245	1,810	1.52x	1.46x	16.8%	14.5%
Blue Owl Real Estate Net Lease Property Fund	2019	6,941	5,305	5,223	2,722	3,785	6,507	1.26x	1.25x	8.1%	7.5%
Blue Owl Real Estate Fund V	2020	3,613	2,500	2,500	1,337	1,981	3,318	1.43x	1.33x	11.9%	9.3%
Blue Owl Real Estate Net Lease Trust[1][3]	2022	16,188	10,431	10,431	1,055	9,399	10,454		See Note 3		
Blue Owl Real Estate Fund VI	2022	7,824	5,163	3,993	807	4,241	5,048	1.36x	1.26x	22.7%	16.7%
Digital Infrastructure[2]											
Blue Owl Digital Infrastructure Fund II	2020	5,224	3,805	3,494	28	4,883	4,911	1.48x	1.41x	10.9%	8.2%
Blue Owl Digital Infrastructure Fund III	2022	8,662	7,170	5,631	—	7,122	7,122	1.34x	1.26x	28.3%	17.2%
GP Strategic Capital Platform											
GP Minority Stakes[4]											
Blue Owl GP Stakes III	2015	9,661	5,318	3,399	5,134	5,168	10,302	3.84x	3.03x	27.6%	21.4%
Blue Owl GP Stakes IV	2018	14,454	9,041	6,621	7,860	6,501	14,361	2.71x	2.17x	47.0%	30.2%
Blue Owl GP Stakes V	2020	14,230	12,852	8,169	3,198	6,204	9,402	1.34x	1.15x	18.9%	7.8%

Past performance is not a guarantee of future results. Funds presented herein represent products that meet certain quantitative and qualitative criteria that management uses to evaluate each product's contribution to the overall financial performance of Blue Owl, as a whole. We generally present a commingled product in our performance information for a given period if the product represents more than 1% of our management fees and the product has been investing for at least two years; however, private funds that are actively fundraising are excluded. Once presented, a product generally continues to be presented until the quarter in which it ceases to generate management fees, at which point it is removed.

Note 1. Information presented in the AUM through IRR columns for these vehicles is presented on a quarter lag due to these vehicles being public filers with the SEC and not yet filing their quarterly information as of our filing date. Additional information related to these vehicles can be found in their filings with the SEC, which are not part of this presentation. Note 2. Information presented in the Invested Capital through IRR columns for these vehicles are presented on a quarter lag. Blue Owl Digital Infrastructure Fund I was removed from the product performance table as this product no longer generates management fees. Note 3. MoIC and IRR are nm as we consider total net return to be a useful measure of the overall investment performance for this product. Total net return was 9.0% as of June 30, 2026, calculated as the change in NAV per Class I share since inception (annualized) plus any distributions per share declared in the period and assumes any distributions are reinvested in accordance with our distribution reinvestment plan. Note 4. Information presented in the Invested Capital through IRR columns for these vehicles is presented on a quarter lag and is exclusive of investments made by the related carried interest vehicles of the respective products. Note 5. Includes reinvested dividends and share repurchases, if applicable. Note 6. For the Credit Platform, invested capital includes capital calls, reinvested dividends, periodic investor closes and tender offers, as applicable. For the Real Assets Platform, invested capital includes investments by the general partner, capital calls, dividends reinvested, recallable and recycled capital which has been reinvested, and periodic investor closes, as applicable. For the GP Strategic Capital Platform, invested capital includes capital calls. Note 7. Realized proceeds represent the sum of all cash distributions to investors. Note 8. Unrealized value represents the product's NAV. There can be no assurance that unrealized values will be realized at the valuations indicated. Note 9. Gross MoIC is calculated by adding total realized proceeds and unrealized values of a product's investments and dividing by the total amount of invested capital. Gross MoIC is calculated before giving effect to management fees (including Part I Fees), Part II Fees and carried interest, as applicable, but net of all other expenses. Note 10. Net MoIC measures the aggregate value generated by a product's investments in absolute terms. Net MoIC is calculated by adding total realized proceeds and unrealized values of a product's investments and dividing by the total amount of invested capital. Net MoIC is calculated after giving effect to management fees (including Part I Fees) and Part II Fees and carried interest, as applicable.

22

Continued Strong Performance

OCIC vs. Public Indices


9.3%
6.0%
3.9%
OCIC Class I[1]
Leveraged Loans[2]
High Yield Bonds[2]

OWLCX vs. Public Indices


11.2%
5.8%
4.6%
OWLCX Class I[3]
Leveraged Loans[2]
High Yield Bonds[2]

ORENT vs. Public & Private Real Estate


9.0%
5.3%
-3.6%
ORENT Class I[4]
Public Real Estate[5]
Private Real Estate[5]

Past performance is not a guarantee of future results. OCIC Class I, OWLCX Class I and ORENT Class I returns since inception through September 30, 2026. Note 1. Returns are compounded monthly. Total return is calculated as the change in monthly NAV (assuming any dividends and distributions, net of shareholder servicing fees, are reinvested in accordance with the OCIC's dividend reinvestment plan), if any, divided by the beginning NAV. Returns greater than one year are annualized. Returns reflect reinvestments of distributions and the deduction of ongoing expenses that are borne by investors, such as management fees, incentive fees, servicing fees, interest expense, offering costs, professional fees, director fees and other general and administrative expenses. An investment in OCIC is subject to a maximum upfront sales load (Class I: No sales load) which will reduce the amount of capital available for investment. Operating expenses may vary in the future based on the amount of capital raised, the Adviser's election to continue expense support, and other unpredictable variables. Class I inception 3/1/2021. Note 2. An investor cannot invest directly in an index. Index performance does not reflect fees and expenses which may include management fees, access fund expenses, and administrative fees. Leveraged Loans represented by the Morningstar LSTA US Leveraged Loan Index. High Yield represented by Bloomberg Corporate High Yield Index. Note 3. Total returns based on the inception of each share class; for performance purposes, the inception date of the fund was the commencement of the private offering: May 2025 for the Class I Shares. Class I Shares do not have upfront fees. Note 4. Returns are compounded monthly. Total return is calculated as the change in monthly NAV (assuming any dividends and distributions, net of shareholder servicing fees, are reinvested in accordance with ORENT's distribution reinvestment plan), if any, divided by the beginning NAV. Returns reflect reinvestments of distributions and the deduction of ongoing expenses that are borne by investors, such as management fees, incentive fees, servicing fees, interest expense, offering costs, professional fees, director fees and other general and administrative expenses. An investment in ORENT is subject to a maximum upfront sales load (Class I: No sales load, Class D: 1.5%, Class N: 2.0%, Class S: 3.5%), which will reduce the amount of capital available for investment. Operating expenses may vary in the future based on the amount of capital raised, the Adviser's election to continue expense support, and other unpredictable variables. Fund inception 9/1/2022. Note 5. References to the public real estate market are based on the performance of the MSCI US REIT Index (source: MSCI US REIT Index Report September 30, 2026), using total return data for the period ended September 30, 2026. References to the private market are based on the performance of the NFI-ODCE Index (source: NFI-ODCE Index Preliminary Snapshot Report, September 30, 2026), using preliminary total return data for the period ended September 30, 2026. The NFI-ODCE (NCREIF Fund Index - Open-End Diversified Core Equity) is a fund-level capitalization weighted, time-weighted return index and includes property investments at ownership share, cash balances and leverage (i.e., returns reflect the fund's actual asset ownership positions and financing strategy). Indices listed do not represent benchmarks for the funds but allow for comparison of a fund's performance to an Index. An investor cannot invest directly in an Index. Index performance does not reflect fees and expenses which may include management fees, access fund expenses, and administrative fees.

23

Appendix

GAAP Results (Unaudited)

(dollars in thousands, except share and per share data)	Quarter Ended 3Q'26	Quarter Ended 3Q'25	Last Twelve Months 3Q'26	Last Twelve Months 3Q'25
Revenues				
Management and other fees, net (includes Part I Fees of $142,088, $150,441, $563,949 and $558,542)	$ 806,234	$ 727,802	$ 3,043,233	$ 2,733,881
Performance revenues	297	188	25,757	12,062
Total Revenues, Net	**806,531**	**727,990**	**3,068,990**	**2,745,943**
Expenses				
Compensation and benefits	387,805	341,374	1,436,513	1,288,096
Amortization of intangible assets	86,287	92,652	343,658	348,250
General, administrative and other expenses	184,678	181,288	748,160	681,515
Total Expenses	**658,770**	**615,314**	**2,528,331**	**2,317,861**
Other Loss				
Net gains (losses) on investments	(24,620)	9,736	(28,066)	(8,216)
Interest and dividend income	13,639	11,645	49,379	45,307
Interest expense	(50,069)	(42,352)	(182,583)	(155,455)
Change in TRA liability	(3,164)	(2,980)	(12,803)	(7,092)
Change in warrant liability	—	—	—	(20,350)
Change in earnout liability	10,700	(33,404)	62,193	(28,046)
Total Other Loss	**(53,514)**	**(57,355)**	**(111,880)**	**(173,852)**
Income Before Income Taxes	**94,247**	**55,321**	**428,779**	**254,230**
Income tax expense	14,023	7,948	57,550	28,436
Consolidated Net Income	**80,224**	**47,373**	**371,229**	**225,794**
Net income attributable to noncontrolling interests	(60,265)	(41,063)	(276,668)	(173,885)
Net Income Attributable to Blue Owl Capital Inc.	**$ 19,959**	**$ 6,310**	**$ 94,561**	**$ 51,909**
Net Income Attributable to Class A Shares	$ 19,959	$ 6,310	$ 94,561	$ 51,909
Earnings per Class A Share				
Basic	$ 0.03	$ 0.01		
Diluted	$ 0.03	$ 0.01		
Weighted-Average Class A Shares				
Basic	698,001,403	667,112,339		
Diluted	699,149,568	673,928,845		

25

26 Quarter Ended (dollars in thousands, except per share data) 3Q'26 2Q'26 1Q'26 4Q'25 3Q'25 GAAP Revenues Management Fees $ 678,306 $ 661,565 $ 663,844 $ 657,184 $ 648,107 Administrative, Transaction and Other Fees 136,654 102,453 94,774 87,576 82,147 Fee Offsets (8,726) (11,068) (10,872) (8,457) (2,452) Total Management and Other Fees, Net 806,234 752,950 747,746 736,303 727,802 Performance Revenues 297 102 6,065 19,293 188 GAAP Revenues 806,531 753,052 753,811 755,596 727,990 GAAP Expenses Compensation and Benefits 387,805 359,408 375,874 313,426 341,374 Amortization of Intangible Assets 86,287 85,478 84,538 87,355 92,652 General, Administrative and Other Expenses 184,678 191,755 183,910 187,817 181,288 GAAP Expenses 658,770 636,641 644,322 588,598 615,314 GAAP Results GAAP Net Income Attributable to Blue Owl Capital Inc. 19,959 11,393 15,542 47,667 6,310 Earnings per Class A Share Basic $ 0.03 $ 0.02 $ 0.02 $ 0.07 $ 0.01 Diluted $ 0.03 $ 0.02 $ 0.02 $ 0.07 $ 0.01 GAAP Results Summary (Unaudited)

GAAP Revenues (Unaudited)

(dollars in thousands)	Quarter Ended 3Q'26	3Q'25	% Change	Last Twelve Months 3Q'26	3Q'25	% Change
GAAP Revenues						
Credit						
Management Fees(1)	$ 395,847	$ 404,057	(2%)	$ 1,598,458	$ 1,476,720	8%
Administrative, Transaction and Other Fees	56,541	56,063	1%	225,678	213,539	6%
Fee Offsets(2)	(4,904)	(2,452)	100%	(26,970)	(2,452)	nm
Total Management and Other Fees, Net	447,484	457,668	(2%)	1,797,166	1,687,807	6%
Performance Revenues	297	188	58%	5,324	5,754	(7%)
Revenues - Credit	447,781	457,856	(2%)	1,802,490	1,693,561	6%
Real Assets						
Management Fees(3)	119,129	91,840	30%	446,404	361,218	24%
Administrative, Transaction and Other Fees	68,073	13,459	406%	146,314	43,461	237%
Fee Offsets(4)	(3,822)	—	nm	(12,153)	—	nm
Total Management and Other Fees, Net	183,380	105,299	74%	580,565	404,679	43%
Performance Revenues	—	—	nm	20,433	6,308	224%
Revenues - Real Assets	183,380	105,299	74%	600,998	410,987	46%
GP Strategic Capital						
Management Fees(5)	163,330	152,210	7%	616,037	594,827	4%
Administrative, Transaction and Other Fees	12,040	12,625	(5%)	49,465	46,568	6%
Total Management and Other Fees, Net	175,370	164,835	6%	665,502	641,395	4%
Revenues - GP Strategic Capital	175,370	164,835	6%	665,502	641,395	4%
GAAP Revenues	**806,531**	**727,990**	**11%**	**3,068,990**	**2,745,943**	**12%**

For information on and reconciliation of the Company's non-GAAP measures, please see slides 30 to 34.

Note 1. Includes Part I Fees of $140,693, $149,173, $558,293 and $552,392 for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively, and includes $0, $2,153, $8,935 and $11,091 of catch-up fees for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively.
Note 2. 3Q'26 LTM includes Fee Offsets of $(4,904), $(7,355), $(7,356) and $(7,355) for 3Q'26, 2Q'26, 1Q'26 and 4Q'25, respectively.
Note 3. Includes $1,453 of catch-up fees for 3Q'25 LTM.
Note 4. 3Q'26 LTM includes Fee Offsets of $(3,822), $(3,713), $(3,516) and $(1,102) for 3Q'26, 2Q'26, 1Q'26 and 4Q'25, respectively.
Note 5. Includes Part I Fees of $1,395, $1,268, $5,656 and $6,150 for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively, and includes $0, $516, $5,896 and $6,979 of catch-up fees for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively.

27

28 Quarter Ended (dollars in thousands, except per share data) 3Q'26 2Q'26 1Q'26 4Q'25 3Q'25 FRE Revenues FRE Management Fees, (Including Part I Fees) $ 689,955 $ 672,608 $ 674,888 $ 668,228 $ 659,151 FRE Administrative, Transaction and Other Fees 71,073 31,918 31,188 29,234 30,110 Fee Offsets (8,726) (11,068) (10,872) (8,457) (2,452) Total FRE Management and Other Fees, Net 752,302 693,458 695,204 689,005 686,809 FRE Performance Revenues 297 102 4,679 12,468 188 FRE Revenues 752,599 693,560 699,883 701,473 686,997 FRE Expenses FRE Compensation and Benefits 216,270 194,935 201,347 179,982 208,163 FRE General, Administrative and Other Expenses 93,776 92,885 89,806 89,449 86,587 FRE Expenses 310,046 287,820 291,153 269,431 294,750 Fee-Related Earnings 427,457 392,180 393,626 416,627 376,175 Distributable Earnings 385,460 351,240 292,542 382,540 341,002 Adjusted Per Share Information Fee-Related Earnings per Adjusted Share $ 0.27 $ 0.25 $ 0.25 $ 0.27 $ 0.24 Distributable Earnings per Adjusted Share $ 0.24 $ 0.22 $ 0.19 $ 0.24 $ 0.22 Non-GAAP Results Summary For information on and reconciliation of the Company's non-GAAP measures, please see slides 30 to 34.

FRE Revenues

(dollars in thousands)	Quarter Ended 3Q'26	3Q'25	% Change	Last Twelve Months 3Q'26	3Q'25	% Change
FRE Revenues						
Credit						
FRE Management Fees[1]	$ 395,847	$ 404,057	(2%)	$ 1,598,458	$ 1,476,720	8%
FRE Administrative, Transaction and Other Fees	20,751	27,671	(25%)	85,079	89,363	(5%)
Fee Offsets[2]	(4,904)	(2,452)	100%	(26,970)	(2,452)	nm
Total FRE Management and Other Fees, Net	411,694	429,276	(4%)	1,656,567	1,563,631	6%
FRE Performance Revenues	297	188	58%	2,676	2,788	(4%)
FRE Revenues - Credit	411,991	429,464	(4%)	1,659,243	1,566,419	6%
Real Assets						
FRE Management Fees[3]	119,129	91,840	30%	446,404	327,565	36%
FRE Administrative, Transaction and Other Fees	48,570	634	nm	67,926	2,015	nm
Fee Offsets[4]	(3,822)	—	nm	(12,153)	—	nm
Total FRE Management and Other Fees, Net	163,877	92,474	77%	502,177	329,580	52%
FRE Performance Revenues	—	—	nm	14,870	5,748	159%
FRE Revenues - Real Assets	163,877	92,474	77%	517,047	335,328	54%
GP Strategic Capital						
FRE Management Fees[5]	174,979	163,254	7%	660,817	639,221	3%
FRE Administrative, Transaction and Other Fees	1,752	1,805	(3%)	10,408	7,953	31%
Total FRE Management and Other Fees, Net	176,731	165,059	7%	671,225	647,174	4%
FRE Revenues - GP Strategic Capital	176,731	165,059	7%	671,225	647,174	4%
FRE Revenues	**752,599**	**686,997**	**10%**	**2,847,515**	**2,548,921**	**12%**

For information on and reconciliation of the Company's non-GAAP measures, please see slides 30 to 34.

Note 1. Includes Part I Fees of $140,693, $149,173, $558,293 and $552,392 for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively, and includes $0, $2,153, $8,935 and $11,091 of catch-up fees for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively.
Note 2. 3Q'26 LTM includes Fee Offsets of $(4,904), $(7,355), $(7,356) and $(7,355) for 3Q'26, 2Q'26, 1Q'26 and 4Q'25, respectively.
Note 3. Includes $1,453 of catch-up fees for 3Q'25 LTM.
Note 4. 3Q'26 LTM includes Fee Offsets of $(3,822), $(3,713), $(3,516) and $(1,102) for 3Q'26, 2Q'26, 1Q'26 and 4Q'25, respectively.
Note 5. Includes Part I Fees of $1,395, $1,268, $5,656 and $6,150 for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively, and includes $0, $516, $5,896 and $6,979 of catch-up fees for 3Q'26, 3Q'25, 3Q'26 LTM and 3Q'25 LTM, respectively.

29

30 GAAP Margin Calculated as income before income taxes, divided by total revenues. Fee-Related Earnings, or FRE, and Related Components Fee-Related Earnings (“FRE”) is a supplemental non-GAAP measure of our core operating performance used to make operating decisions and assess our core operating results, focusing on whether our core revenue streams, primarily consisting of management fees, are sufficient to cover our core operating expenses. FRE performance revenues refers to the GAAP performance revenues that are measured and eligible to be received on a recurring basis and not dependent on realization events from the underlying investments. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE revenues and FRE expenses) on the same basis used to calculate Fee-Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix “FRE” throughout this presentation. Fee- Related Earnings exclude various items that are required for the presentation of our results under GAAP, including the following: noncontrolling interests in Blue Owl Holdings; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee-Related Earnings or Distributable Earnings (“DE”); amortization of acquisition-related earnouts and transaction bonuses; amortization of intangible assets; “Transaction Expenses” as defined below; expense support payments and subsequent reimbursements; net gains (losses) on investments; interest and dividend income; interest expense; changes in TRA, warrant and earnout liabilities; and taxes. Transaction expenses are expenses incurred in connection with acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transactions (“Transaction Expenses”). FRE revenues also exclude the portion of IPI catch-up fees earned that relate to periods prior to the closing of the IPI Acquisition, as such amounts are payable as contingent consideration to the sellers. FRE revenues and FRE expenses also exclude DE performance revenues and related compensation expense, as well as revenues and expenses related to amounts reimbursed by our products, including administrative fees and dealer manager reallowed commissions, that have no impact on our bottom line operating results, and therefore FRE revenues and FRE expenses do not represent our total revenues or total expenses in any given period. DE performance revenues refers to GAAP performance revenues that are not FRE performance revenues. Distributable Earnings or DE Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, DE performance revenues and related compensation, interest and dividend income, interest expense, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable, excluding the impact of tax contingency-related accrued expenses or benefits, as such amounts are included when paid or received, related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Common Units and Incentive Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results in assessing the amount of earnings available for distribution. FRE Margin FRE Margin is a supplemental non-GAAP measure that equals Fee-Related Earnings before net (income) loss allocated to noncontrolling interests, divided by FRE revenues. Management believes that FRE Margin can be useful as a supplemental performance measure used to make operating decisions and assess our core operating results. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are fully participating in distributions during each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future), Common Units and participating Incentive Units and restricted share units (“RSUs”) of Blue Owl Holdings. Common Units and Incentive Units are limited partner interests held by certain members of management and employees, as well as other third parties in Blue Owl Holdings. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management. A vested Incentive Unit may convert into a Common Unit upon becoming economically equivalent on a tax basis to a Common Unit. Non-GAAP and Other Measures

Non-GAAP Reconciliations

(dollars in thousands)	Quarter Ended 3Q'26	2Q'26	1Q'26	4Q'25	3Q'25	Last Twelve Months 3Q'26	3Q'25
GAAP Net Income Attributable to Class A Shares	**$ 19,959**	**$ 11,393**	**$ 15,542**	**$ 47,667**	**$ 6,310**	**$ 94,561**	**$ 51,909**
Net income attributable to noncontrolling interests	60,265	49,271	64,051	103,081	41,063	276,668	173,885
Income tax expense	14,023	10,281	16,240	17,006	7,948	57,550	28,436
GAAP Income Before Income Taxes	**94,247**	**70,945**	**95,833**	**167,754**	**55,321**	**428,779**	**254,230**
Strategic Revenue-Share Purchase consideration amortization	11,649	11,043	11,044	11,044	11,044	44,780	44,394
DE performance revenues	—	—	(1,386)	(6,825)	—	(8,211)	(3,526)
DE performance revenues compensation	—	—	1,178	5,801	—	6,979	2,793
IPI Acquisition-related catch-up fees payable to sellers	—	—	—	—	—	—	(33,653)
Equity-based compensation - other	90,715	86,026	92,983	81,541	80,807	351,265	301,426
Equity-based compensation - acquisition-related	80,652	83,257	85,686	62,995	75,446	312,590	256,911
Equity-based compensation - Business Combination grants	20,935	16,592	16,853	17,170	16,835	71,550	62,803
Acquisition-related cash amortization	980	979	979	979	979	3,917	4,587
Capital-related compensation	2,279	(24)	303	50	330	2,608	3,978
Amortization of intangible assets	86,287	85,478	84,538	87,355	92,652	343,658	348,250
Transaction Expenses	892	724	(588)	2,403	31	3,431	46,015
Expense support	403	5,254	7,651	2,531	1,447	15,839	3,996
Net (gains) losses on investments	24,620	1,480	(4,755)	6,721	(9,736)	28,066	8,216
Change in TRA liability	3,164	2,918	2,395	4,326	2,980	12,803	7,092
Change in warrant liability	—	—	—	—	—	—	20,350
Change in earnout liability	(10,700)	6,009	(16,100)	(41,402)	33,404	(62,193)	28,046
Interest and dividend income	(13,639)	(12,681)	(11,765)	(11,294)	(11,645)	(49,379)	(45,307)
Interest expense	50,069	47,740	43,881	40,893	42,352	182,583	155,455
Fee-Related Earnings Before Noncontrolling Interests	**442,553**	**405,740**	**408,730**	**432,042**	**392,247**	**1,689,065**	**1,466,056**
Net income allocated to noncontrolling interests included in Fee-Related Earnings	(15,096)	(13,560)	(15,104)	(15,415)	(16,072)	(59,175)	(45,816)
Fee-Related Earnings	**427,457**	**392,180**	**393,626**	**416,627**	**376,175**	**1,629,890**	**1,420,240**
DE performance revenues	—	—	1,386	6,825	—	8,211	3,526
DE performance revenues compensation	—	—	(1,178)	(5,801)	—	(6,979)	(2,793)
Interest and dividend income	13,639	12,681	11,765	11,294	11,645	49,379	45,307
Interest expense	(50,069)	(47,740)	(43,881)	(40,893)	(42,352)	(182,583)	(155,455)
Taxes and TRA payments	(5,567)	(5,881)	(69,176)	(5,512)	(4,466)	(86,136)	(69,116)
Distributable Earnings	**$ 385,460**	**$ 351,240**	**$ 292,542**	**$ 382,540**	**$ 341,002**	**$ 1,411,782**	**$ 1,241,709**

31

Non-GAAP Reconciliations (cont'd)

(dollars in thousands, except share and per share data)	Quarter Ended 3Q'26	2Q'26	1Q'26	4Q'25	3Q'25	Last Twelve Months 3Q'26	3Q'25
Weighted-Average Adjusted Shares							
Class A Shares[1]	691,936,998	678,482,611	670,063,345	665,140,357	655,630,319		
Common Units and Incentive Units	902,043,158	900,371,915	902,292,698	903,439,688	907,673,489		
Total Weighted-Average Adjusted Shares	**1,593,980,156**	**1,578,854,526**	**1,572,356,043**	**1,568,580,045**	**1,563,303,808**		
Earnings per Class A Share - Basic	$ 0.03	$ 0.02	$ 0.02	$ 0.07	$ 0.01		
Earnings per Class A Share - Diluted	$ 0.03	$ 0.02	$ 0.02	$ 0.07	$ 0.01		
Fee-Related Earnings per Adjusted Share	$ 0.27	$ 0.25	$ 0.25	$ 0.27	$ 0.24		
Distributable Earnings per Adjusted Share	$ 0.24	$ 0.22	$ 0.19	$ 0.24	$ 0.22		
GAAP Management Fees	**$ 678,306**	**$ 661,565**	**$ 663,844**	**$ 657,184**	**$ 648,107**	**$ 2,660,899**	**$ 2,432,765**
Strategic Revenue-Share Purchase consideration amortization	11,649	11,043	11,044	11,044	11,044	44,780	44,394
IPI Acquisition-related catch-up fees payable to sellers	—	—	—	—	—	—	(33,653)
FRE Management Fees	**$ 689,955**	**$ 672,608**	**$ 674,888**	**$ 668,228**	**$ 659,151**	**$ 2,705,679**	**$ 2,443,506**
GAAP Administrative, Transaction, and Other Fees	**$ 136,654**	**$ 102,453**	**$ 94,774**	**$ 87,576**	**$ 82,147**	**$ 421,457**	**$ 303,568**
Reimbursed expenses	(65,581)	(70,535)	(63,586)	(58,342)	(52,037)	(258,044)	(204,237)
FRE Administrative, Transaction and Other Fees	**$ 71,073**	**$ 31,918**	**$ 31,188**	**$ 29,234**	**$ 30,110**	**$ 163,413**	**$ 99,331**
Performance Revenues	**$ 297**	**$ 102**	**$ 6,065**	**$ 19,293**	**$ 188**	**$ 25,757**	**$ 12,062**
DE performance revenues	—	—	(1,386)	(6,825)	—	(8,211)	(3,526)
FRE Performance Revenues	**$ 297**	**$ 102**	**$ 4,679**	**$ 12,468**	**$ 188**	**$ 17,546**	**$ 8,536**
GAAP Revenues	**$ 806,531**	**$ 753,052**	**$ 753,811**	**$ 755,596**	**$ 727,990**	**$ 3,068,990**	**$ 2,745,943**
Strategic Revenue-Share Purchase consideration amortization	11,649	11,043	11,044	11,044	11,044	44,780	44,394
DE performance revenues	—	—	(1,386)	(6,825)	—	(8,211)	(3,526)
IPI Acquisition-related catch-up fees payable to sellers	—	—	—	—	—	—	(33,653)
Reimbursed expenses	(65,581)	(70,535)	(63,586)	(58,342)	(52,037)	(258,044)	(204,237)
FRE Revenues	**$ 752,599**	**$ 693,560**	**$ 699,883**	**$ 701,473**	**$ 686,997**	**$ 2,847,515**	**$ 2,548,921**

Note 1. Excludes 6,064,404, 10,027,231, 10,454,071, 10,665,581 and 11,482,022, respectively, fully vested RSUs that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

32

Non-GAAP Reconciliations (cont'd)

(dollars in thousands)	Quarter Ended 3Q'26	2Q'26	1Q'26	4Q'25	3Q'25	Last Twelve Months 3Q'26	3Q'25
GAAP Compensation and Benefits	**$ 387,805**	**$ 359,408**	**$ 375,874**	**$ 313,426**	**$ 341,374**	**$ 1,436,513**	**$ 1,288,096**
DE performance revenues compensation	—	—	(1,178)	(5,801)	—	(6,979)	(2,793)
Equity-based compensation - other	(90,715)	(86,026)	(92,983)	(81,541)	(80,807)	(351,265)	(301,426)
Equity-based compensation - acquisition-related	(24,907)	(28,350)	(31,401)	(8,158)	(15,077)	(92,816)	(78,121)
Equity-based compensation - Business Combination grants	(20,935)	(16,592)	(16,853)	(17,170)	(16,835)	(71,550)	(62,803)
Acquisition-related cash amortization	(980)	(979)	(979)	(979)	(979)	(3,917)	(4,587)
Capital-related compensation	(2,279)	24	(303)	(50)	(330)	(2,608)	(3,978)
Reimbursed expenses	(31,719)	(32,550)	(30,830)	(19,745)	(19,183)	(114,844)	(87,268)
FRE Compensation and Benefits	**$ 216,270**	**$ 194,935**	**$ 201,347**	**$ 179,982**	**$ 208,163**	**$ 792,534**	**$ 747,120**
GAAP General, Administrative and Other Expenses	**$ 184,678**	**$ 191,755**	**$ 183,910**	**$ 187,817**	**$ 181,288**	**$ 748,160**	**$ 681,515**
Equity-based compensation - acquisition-related	(55,745)	(54,907)	(54,285)	(54,837)	(60,369)	(219,774)	(178,790)
Transaction Expenses	(892)	(724)	588	(2,403)	(31)	(3,431)	(46,015)
Expense support	(403)	(5,254)	(7,651)	(2,531)	(1,447)	(15,839)	(3,996)
Reimbursed expenses	(33,862)	(37,985)	(32,756)	(38,597)	(32,854)	(143,200)	(116,969)
FRE General, Administrative and Other Expenses	**$ 93,776**	**$ 92,885**	**$ 89,806**	**$ 89,449**	**$ 86,587**	**$ 365,916**	**$ 335,745**

33

34 Non-GAAP Reconciliations (cont’d) Quarter Ended Last Twelve Months (dollars in thousands) 3Q'26 3Q'25 3Q'26 3Q'25 Income Before Income Taxes $ 94,247 $ 55,321 $ 428,779 $ 254,230 GAAP Revenues $ 806,531 $ 727,990 $ 3,068,990 $ 2,745,943 GAAP Margin 11.7% 7.6% 14.0% 9.3% Fee-Related Earnings Before Noncontrolling Interests $ 442,553 $ 392,247 $ 1,689,065 $ 1,466,056 FRE Revenues $ 752,599 $ 686,997 $ 2,847,515 $ 2,548,921 FRE Margin 58.8% 57.1% 59.3% 57.5%

35 Defined Terms Assets Under Management or AUM Refers to the assets that we manage, and is generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Credit and Real Assets products; and (v) par value of collateral for collateralized loan obligations (“CLOs”) and other securitizations. our BDCs Refers to the business development companies (“BDCs”) we manage, as regulated under the Investment Company Act of 1940, as amended (the “Investment Company Act”): Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC”), Blue Owl Capital Corporation II (“OBDC II”), Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF”), Blue Owl Credit Income Corp. (“OCIC”), Blue Owl Technology Income Corp. (“OTIC”), until January 13, 2025, Blue Owl Capital Corporation III (“OBDE”) and, until March 24, 2025, Blue Owl Technology Finance Corp. II (“OTF II”). Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Holdings Refers to Blue Owl Capital Holdings LP. Business Combination Refers to the transactions contemplated by the business combination agreement dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC, which transactions were completed on May 19, 2021. Credit Refers to our Credit platform that includes (i) our direct lending strategy, which generally offers privately negotiated financing solutions to primarily upper-middle-market companies; (ii) alternative credit, which targets credit-oriented investments in markets underserved by traditional lenders or the broader capital markets, with deep expertise investing across specialty finance, private corporate credit and equipment leasing; (iii) investment grade credit, which focuses on generating capital-efficient investment income through asset-backed finance, private corporate credit, and structured products; and (iv) liquid credit, which focuses on the management of CLOs. Our Credit platform also includes our other adjacent investment strategies (e.g., strategic equity and healthcare opportunities). Fee-Paying AUM or FPAUM Refers to the AUM on which management fees and/or FRE performance revenues are earned. For our Regulated Products, FPAUM is generally based on gross or net assets. For our other Credit products, excluding CLOs, FPAUM is generally equal to NAV, investment cost, market value or statutory book value. FPAUM also includes uncalled committed capital for products where we earn management fees thereon. For CLOs and other securitizations, FPAUM is generally equal to the par value of collateral. For Real Assets, FPAUM is generally equal to a combination of capital commitments, the cost of unrealized investments during the investment period and the cost of unrealized investments after the investment period; however, for certain Real Assets products, FPAUM is based on NAV, market value or statutory book value. For our GP Strategic Capital products, FPAUM for the GP minority stakes strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Strategic Capital’s other strategies, FPAUM is generally equal to investment cost. Fitch Refers to Fitch Ratings credit rating agency. GP Strategic Capital Refers to our GP Strategic Capital platform that primarily focuses on acquiring equity stakes in, and providing debt financing to, large, multi- product private equity and private credit firms through two investment strategies: GP minority stakes and GP debt financing, and also includes our professional sports minority stakes strategy. Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), Part II Fees and carried interest, as applicable, but net of all other expenses. Gross Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees and carried interest allocated to the general partner or special limited partners, or other fees and expenses. Institutional Equity Fundraise Includes insurance, internal fundraise and GP commitments.

36 Defined Terms (cont’d) IPI Acquisition Refers to the acquisition of the business of digital infrastructure fund manager IPI Partners, LLC that was completed on January 3, 2025. Moody’s Refers to Moody’s credit rating agency. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs reflect returns to all investors. Net IRRs are calculated after giving effect to management fees (including Part I Fees), Part II Fees and carried interest, as applicable, and all other expenses. An individual investor’s IRR may differ from the reported IRR based on the timing of capital transactions. Net Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) after the effects of management fees, incentive fees and carried interest allocated to the general partner or special limited partners, or other fees and expenses. OWLCX Refers to Blue Owl Alternative Credit Fund, a non-diversified, closed-end management investment company registered under the Investment Company Act that is operated as an “interval fund.” Part I Fees Refers to quarterly performance income on the net investment income of our BDCs, OWLCX and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this presentation, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Part II Fees Generally refers to fees from our BDCs and similarly structured products that are paid in arrears as of the end of each measurement period when the cumulative aggregate realized capital gains exceed the cumulative aggregate realized capital losses and aggregate unrealized capital depreciation, less the aggregate amount of Part II Fees paid in all prior years since inception. Part II Fees are classified as performance revenues throughout this presentation. Permanent Capital Refers to AUM in products that have an indefinite term and do not have a requirement to exit investments and return the proceeds to investors after a prescribed period. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers or redemptions. Permanent Capital includes certain products that are subject to management fee step downs or roll-offs or both over time. Real Assets Refers, unless context indicates otherwise, to our Real Assets platform that includes our net lease strategy, which focuses on acquiring net- leased real estate occupied by investment grade and creditworthy tenants; real estate credit, which offers a diverse range of competitive financing solutions; and digital infrastructure, which focuses on acquiring, financing, developing, and operating data centers and related digital infrastructure assets. our Regulated Products Refers to our BDCs and OWLCX. S&P Refers to Standard & Poor's credit rating agency. Tax Receivable Agreement or TRA Refers to the Second Amended and Restated Tax Receivable Agreement, dated as of April 1, 2025, as may be amended from time to time by and among Blue Owl, Blue Owl Capital GP LLC, Blue Owl Holdings, Blue Owl Capital Carry LP (solely for purposes of Section 7.18(b) thereof) and each of the Partners (as defined therein) party thereto.